EXHIBIT 99.1

Flora Growth Reports 2022 Year-End Financial Results:

$37.2M in Revenue, 314% Growth Year-Over-Year

•	Flora generated $37.2 million in revenue in FY2022, a 314% increase YoY
•	Record Q4 2022 revenue increased to $11.5 million, a 7% sequential increase from Q3 2022
•	Gross profit for FY2022 increased by 494%, from $2.4 million to $14.4 million YoY
•	Company reaffirms its 2023 revenue guidance to range between $90 million - $105 million
•	Flora management to host a webcast Monday, April 3, at 8:00 am ET

FORT LAUDERDALE, FLORIDA – March 31, 2023 -- Flora Growth Corp. (NASDAQ: FLGC) (“Flora'' or the “Company”), a leading cultivator, manufacturer and distributor of global cannabis products and brands, reported today its financial and operating results for the fiscal year ended December 31, 2022. All financial information is provided in U.S. dollars unless indicated otherwise.

“In 2022, we not only met our revenue guidance but reported both quarterly and annual record revenue. This accomplishment was thanks to the successful completion and integration of our M&A transactions, the compelling value proposition of our products in our House of Brands and the operational milestones we achieved throughout the year,” said Luis Merchan, Chairman and CEO of Flora. "It is important to note that we have accomplished all this despite having to navigate one of the most hostile business environments to date, especially for the cannabis industry. Nonetheless, we achieved both quarterly and annual record revenue, improved margins and increased our gross profits - all while cutting costs and improving operational efficiencies.”

“Today, I remain more confident than ever in Flora’s opportunity to not only be one of the largest players in the international cannabis industry but to change the global landscape of cannabis. I am proud to reaffirm the 2023 revenue guidance we shared earlier in the year of between $90 million and $105 million,” Merchan added.

FY2022 Financial Highlights

•	For the FY2022, Flora generated $37.2 million in revenue, a 314% increase year-over-year. This was primarily driven by the House of Brands businesses. Additionally, in Q4 2022, revenue was $11.5 million, a 7% sequential increase from Q3 2022, driven primarily by organic growth.
•	Gross profit for FY2022 increased by 494% year-over-year to $14.4 million.
•	Gross margin improved year-over-year from 27% in FY2021 to 39% FY2022.
•	Adjusted EBITDA loss for FY2022 was $18.3 million, up from $16.5 million in FY2021.
•	Adjusted EBITDA margin for FY2022 improved to -49.3% from -184.2% in FY2021.
•	Net loss for FY2022 was $52.6 million as compared to $21.4 million for FY2021 and net loss margin for FY2022 improved to -141.6% from -237.9% in FY2021.
•	FY2022 capex decreased to $1.3 million from $4 million in the prior year. This decrease was primarily driven by the completion of larger projects in 2021, such as the build-out of the Company’s Colombian cannabis production facility, Cosechemos, while 2022 capital expenditures included smaller-scale projects focused on realizing operations at Cosechemos and Flora’s labs.
•	Operating expenses for FY2022 were $67.7 million, of which almost half were due to non-cash charges, including an impairment charge of $26.2 million as well as depreciation and amortization, purchase price allocation, and share-based compensation charges.

•	As a percentage of sales, operating expenses for 2022 decreased from 239% in FY2021 to 182% in FY2022.
•	As of December 31, 2022, the Company had approximately $9.5 million in cash and cash equivalents as compared to $37.6 million as of December 31, 2021.

Adjusted EBITDA loss and Adjusted EBITDA margin are non-U.S. GAAP figures. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures has been provided in the section titled “About Non-GAAP Financial Measures”. Important disclosures regarding the use of non-U.S. GAAP supplemental financial measures are also included below.

2023 Outlook

•	Flora’s 2023 revenue guidance of $90 million to $105 million reflects expected organic growth in the House of Brands division and expansion of the Commercial and Wholesale division’s capabilities.
•	House of Brands and Commercial and Wholesale divisions expect roughly equal contributions to total revenue, while the Pharmaceutical division is expected to contribute up to 10% of total revenue.
•	Flora continues to evaluate future M&A transactions that align with the goal of creating one of the world's largest end-to-end cannabis supply chains.
•	The Company furthered its commitment to organizational and financial efficiencies, implementing internal cost controls and focusing on high-margin revenue generation.

Recent Operational Highlights

•	Acquired Franchise Global Health (FGH), an international cannabis company with primary operations in Germany.
•	Flora’s House of Brands saw an increase in customer base to approximately 500,000 consumers and expanded distribution to over 14,000 doors.
•	Became a domestic reporter with respect to Securities and Exchange Commission (the “SEC”) filings under the Exchange Act of 1934, as amended (the “Exchange Act”) and transitioned to financial reporting under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
•	JustCBD achieved record-breaking sales during the Black Friday Sales Event in 2022, making it the most successful sales event in the Company's history.
•	Completed construction of Bogota, Colombia-based Flora Lab 4, a laboratory specializing in prescription cannabis formulations.
•	As a result of the FGH acquisition, Flora appointed former FGH CEO Clifford Starke as President of Flora and member of the Board of Directors and former FGH Chief Operating Officer Edward Woo as a member of the Board of Directors.
•	Completed its first extraction of CBD isolate through Flora Lab 1, and successful importation to the United States.
•	Received 2022 export quota from the Colombian government for 43,600kg of high-THC cannabis.
•	Colombian government released regulations allowing for THC export, with export to partners beginning in Q4 2022 - broadening the Company's opportunity for international export.
•	Awarded best M&A transaction at Benzinga Capital Conference for the acquisition of JustBrands.

2

Earnings Call: April 3, 2023, at 8:00AM ET

Live Webcast Details

Date: Monday, April 3, 2023

Time: 8:00 a.m. ET

Online Participant Link: https://us02web.zoom.us/webinar/register/WN_Y0I1RwIISN6Y2sn8I5QEYQ

After registering, you will receive a confirmation email containing information about joining the webinar.

The live webcast will be available online through the above participant link and will be archived and available on the investor page of the Company’s website within approximately 24 hours, until April 2024.

About Flora Growth Corp.

Flora Growth Corp. is a global cannabis company dedicated to bringing the benefits of cannabis to people worldwide. Our commitment is to create, master and connect the international cannabis supply chain by setting the standard for world-class cultivation and manufacturing, thoughtful brand development, and rigorous research and development of medical-grade cannabis products that meet the highest standards of quality, safety, and efficacy. Our mission is to create a world where the benefits of cannabis are accessible to everyone, and we are working toward that goal by becoming a leading importer and exporter of cannabis to meet demand in every corner of the market. Visitwww.floragrowth.com or follow @floragrowthcorp on social media for more information.

Contacts

Investor Relations:

Investor Relations

ir@floragrowth.com

Public Relations:

Cassandra Dowell

+1 (858) 221-8001

flora@cmwmedia.com

3

Cautionary Statement Concerning Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Flora’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Flora’s Annual Report on Form 10-K for year ended December 31, 2022 filed with the SEC on March 31, 2023, as such factors may be updated from time to time in Flora’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and under the Company’s SEDAR profile at www.sedar.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora’s filings with the SEC. While forward-looking statements reflect Flora’s good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Flora (or to third parties making the forward-looking statements).

About Non-U.S. GAAP Measures

Adjusted EBITDA is a non-U.S. GAAP financial measure that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. We calculate Adjusted EBITDA as total net loss, plus (minus) income taxes (benefit), plus (minus) interest expense (income), plus depreciation and amortization, plus (minus) non-operating expense (income), plus share based compensation expense, plus goodwill and other asset impairment charges, plus (minus) unrealized loss (gains) from changes in fair value, plus charges related to the flow-through of inventory step-up on business combinations, plus other acquisition and transaction costs. Management believes that Adjusted EBTIDA provides meaningful and useful financial information as this measure demonstrates the operating performance of the business.

Adjusted EBITDA margin % is a non-U.S. GAAP financial measure that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. We calculate Adjusted EBITDA margin % as Adjusted EBITDA, as described above, divided by revenue for the period.

The reconciliation of the Company’s Adjusted EBITDA, a non-U.S. GAAP financial measure, to net loss, the most directly comparable U.S. GAAP financial measure, for the year ended December 31, 2022 and 2021 is presented in the table below:

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

4

Table 1. Consolidated Statements of Financial Position

Consolidated Statements of Financial Position
(in thousands of United States dollars, except share amounts which are in thousands of shares)
As at:	December 31, 2022	December 31, 2021
ASSETS
Current
Cash	$9,537	$37,614
Restricted cash	-	2
Trade and amounts receivable, net of $2,988 allowance ($1,252 at 2021)	6,851	5,324
Loans receivable and advances	271	273
Prepaid expenses and other current assets	978	1,700
Indemnification receivables	3,429	-
Inventory	10,089	3,030
Total current assets	31,155	47,943
Non-current
Property, plant and equipment	4,810	3,750
Operating lease right of use assets	2,537	1,229
Intangible assets	18,096	9,736
Goodwill	23,372	20,054
Investments	730	2,670
Other Assets	287	97
Total assets	$80,987	$85,479
LIABILITIES
Current
Trade payables	$7,748	$2,415
Contingencies	5,044	2,033
Current portion of debt	1,086	18
Current portion of operating lease liability	1,188	412
Other accrued liabilities	2,381	1,241
Total current liabilities	17,447	6,119
Non-current
Non-current operating lease liability	1,869	908
Deferred tax	1,712	1,511
Contingent purchase considerations	3,547	-
Total liabilities	24,575	8,538
SHAREHOLDERS' EQUITY
Share capital, no par value, unlimited authorized, 135,573 issued and outstanding (65,517 at 2021)	-	-
Additional paid-in capital	150,420	116,810
Accumulated other comprehensive loss	(2,732)	(1,108)
Deficit	(90,865)	(38,536)
Total Flora Growth Corp. shareholders’ equity	56,823	77,166
Non-controlling interest in subsidiaries	(411)	(225)
Total Shareholders' equity	56,412	76,941
Total liabilities and shareholders' equity	$80,987	$85,479

5

Table 2. Consolidated Statements of Loss and Comprehensive Loss

Consolidated Statements of Loss and Comprehensive Loss
(in thousands of United States dollars, except per share amounts which are in thousands of shares)
	For the year ended December 31, 2022	For the year ended December 31, 2021
Revenue	$37,171	$8,980
Cost of sales	22,757	6,555
Gross profit	14,414	2,425
Operating expenses
Consulting and management fees	11,342	7,324
Professional fees	4,398	4,269
General and administrative	4,495	922
Promotion and communication	8,416	3,585
Travel expenses	1,055	603
Share based compensation	3,404	1,340
Research and development	430	132
Operating lease expense	1,221	316
Depreciation and amortization	2,629	501
Bad debt expense	1,607	1,335
Goodwill impairment	25,452	51
Other asset impairments	783	-
Other expenses (income), net	2,489	1,050
Total operating expenses	67,721	21,428
Operating loss	(53,307)	(19,003)
Interest (income) expense	(56)	32
Foreign exchange loss	323	79
Unrealized loss from changes in fair value	593	2,345
Net loss before income taxes	(54,167)	(21,459)
Income tax benefit	(1,538)	(98)
Net loss for the period	$(52,629)	$(21,361)
Other comprehensive loss
Exchange differences on foreign operations, net of income taxes of $nil ($nil in 2021)	$(1,624)	$(1,147)
Total comprehensive loss for the period	$(54,253)	$(22,508)

Net loss attributable to:
Flora Growth Corp.	$(52,415)	$(21,249)
Non-controlling interests in subsidiaries	(214)	(112)
Comprehensive loss attributable to:
Flora Growth Corp.	$(54,039)	$(22,396)
Non-controlling interests in subsidiaries	(214)	(112)
Basic and diluted loss per share attributable to Flora Growth Corp.	$(0.68)	$(0.48)
Weighted average number of common shares outstanding - basic and diluted	76,655	43,954

6

Table 3. Statement of Cash Flows

Consolidated Statement of Cash Flows
(in thousands of United States dollars)
	For the year ended December 31, 2022	For the year ended December 31, 2021
Cash flows from operating activities:
Net loss	$(52,629)	$(21,361)
Adjustments to net loss:
Depreciation and amortization	2,629	501
Stock-based compensation	3,404	1,340
Goodwill impairment	25,452	51
Other asset impairments	783	-
Changes in fair value of investments and liabilities	593	2,345
Bad debt expense	1,607	1,335
Interest (income) expense	(56)	84
Interest paid	(4)	(78)
Income tax expense (benefit)	(1,538)	(98)
	(19,759)	(15,881)
Net change in non-cash working capital:
Trade and other receivables	143	(5,688)
Inventory	1,219	(1,213)
Prepaid expenses and other assets	1,372	(1,204)
Trade payables and accrued liabilities	1,090	3,047
Net cash used in operating activities	(15,935)	(20,939)

Cash flows from financing activities:
Common shares issued	4,551	42,617
Warrants issued	449	8,706
Equity issue costs	(520)	(5,475)
Exercise of warrants and options	187	12,851
Common shares repurchased	(255)	-
Loan borrowings	197	-
Loan repayments	(196)	(302)
Net cash provided by financing activities	4,413	58,397

Cash flows from investing activities:
Loans Provided	-	(273)
Loan repayments received	-	302
Purchases of property, plant and equipment and intangible assets	(1,294)	(3,983)
Purchase of investments	-	(2,509)
Business and asset acquisitions, net of cash acquired	(14,508)	(8,087)
Net cash used in investing activities	(15,802)	(14,550)

Effect of exchange rate on changes on cash	(755)	(815)

Change in cash during the period	(28,079)	22,093
Cash and restricted cash at beginning of period	37,616	15,523
Cash and restricted cash at end of period	$9,537	$37,616
Supplemental disclosure of non-cash investing and financing activities
Common shares issued for business combinations	$24,712	$20,654
Common shares issued for other agreements	1,470	2,507
Operating lease additions to right of use assets	2,919	1,233

7

Table 4. Reconciliation of GAAP to non-U.S.GAAP financial results

Table 4

Reconciliation of GAAP to non-U.S.GAAP financial results

(In thousands of United States dollars)	For the year ended December 31, 2022	For the year ended December 31, 2021
Net loss for the period	$(52,629)	$(21,361)
Income tax expense (benefit)	(1,538)	(98)
Interest (income) expense	(56)	32
Depreciation and amortization	2,629	501
Non-operating expense (1)	323	79
Share based compensation	3,404	1,340
Goodwill and asset impairments	26,235	51
Unrealized loss from changes in fair value (2)	593	2,345
Charges related to the flow-through of inventory step-up on business combinations	1,676	342
Other acquisition and transaction costs	1,055	229
Adjusted EBITDA	$(18,308)	$(16,540)
Adjusted EBITDA Margin %	-49.3%	-184.2%

(1)	Non-operating expense includes foreign exchange gain (loss).
(2)

Unrealized loss from changes in fair value includes changes in the value of the Company’s long-term investment in an early-stage European cannabis company and the value of the Company’s contingent consideration associated with its acquisition of JustCBD.

The reconciliation of the Company’s Adjusted EBITDA, a non-U.S. GAAP financial measure, to net loss, the most directly comparable U.S. GAAP financial measure, for the year ended December 31, 2022 and 2021 is presented in the table below: For a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable U.S. GAAP financial measures, please see Table 4 under "Reconciliation of GAAP to non-U.S. GAAP financial results" included at the end of this release.

8